UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 9, 2017

HOUGHTON MIFFLIN HARCOURT COMPANY
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-36166 (Commission File No.)	27-1566372 (IRS Employer Identification No.)

125 High Street Boston, MA (Address of principal executive offices)	02110 (Zip Code)

(617) 351-5000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2017, Houghton Mifflin Harcourt Company (the “Company”) announced the appointment of John J. Lynch, Jr. as President and Chief Executive Officer of the Company and as a member of the Company’s board of directors (the “Board”), with such appointment to be effective on a mutually agreed date in accordance with his Offer Letter (as defined below) (the “Effective Date”).

L. Gordon Crovitz, a long-time director of the Company, is expected to continue to serve as the Company’s Interim President and Chief Executive Officer until the Effective Date.  Upon stepping down from this role, Mr. Crovitz is expected to continue to serve on the Board and rejoin the Board’s Nominating, Ethics and Governance Committee.

Mr. Lynch, age 58, has over 25 years of management experience in the software and information industry.  From October 2012 until recently, Mr. Lynch served as the Chief Executive Officer of Renaissance Learning, Inc.  Prior to joining Renaissance Learning, he served on the executive board of Wolters Kluwer, a global leader in professional information services, and served as President and CEO of the Pearson Technology Group prior to that.  Prior to his role at Pearson, he was the founding CEO of bigchalk.com, where he created an education network serving 40,000 schools.  He holds a Bachelor of Arts degree from Boston University.

The terms of Mr. Lynch’s offer letter (the “Offer Letter”) provide (among other things and subject to certain terms and conditions) for the following compensation:

(i)	a base salary at an annualized rate of $900,000;
(ii)	eligibility to participate in the Company’s annual cash incentive bonus plan with a target bonus equal to 125% of his base salary;
(iii)	a one-time equity award under the Company’s 2015 Omnibus Incentive Plan (the “OIP”) of restricted stock units (“New Hire RSUs”) with respect to the number of shares of the Company’s common stock having a fair market value on the date of grant of $500,000, which New Hire RSUs shall vest in equal installments on each of the first three (3) anniversaries of the date of the grant, subject to Mr. Lynch’s continued employment with the Company, and otherwise shall generally be in accordance with the Company’s customary form of time-based RSU award agreement, except that such New Hire RSUs shall vest immediately in the event of Mr. Lynch’s termination without Cause (as defined in the Offer Letter) or resignation for Good Reason (as defined in the Company’s Change in Control Severance Plan (the “CIC Severance Plan”);
(iv)	a one-time grant of options (“New Hire Options”) to purchase shares of the Company’s common stock under the OIP having a Black-Scholes value equal to $2,000,000 on the date of grant at a strike price per share equal to the fair market value of a share of the Company’s common stock on the date of grant, as determined under the terms of the OIP, which New Hire Options will vest in equal installments on each of the first four (4) anniversaries of the date of grant, subject to Mr. Lynch’s continued employment with the Company, and otherwise shall generally be in accordance with the Company’s customary form of stock option award agreement, except that (a) such New Hire Options shall vest immediately in the event of Mr. Lynch’s termination without Cause (as defined in the Offer Letter) or resignation for Good Reason (as defined in the CIC Severance Plan), and (b) following Mr. Lynch’s termination without Cause or resignation for Good Reason, the vested portion of such New Hire Options shall remain exercisable for three years rather than 90 days (but in no event later than seven years after the date of grant);
(v)	eligibility to participate in the Company’s annual long-term equity incentive programs; and subject to Board approval, a grant of long-term incentive awards under the OIP and the Company’s 2017 long-term incentive program in the form of (a) time-based RSUs (“LTIP RSUs”) and (b) performance-based RSUs (“LTIP PSUs”) with respect to the number of shares of the Corporation’s common stock having an aggregate fair market value (based on the closing price on the date that such awards are granted to other executives of the Corporation) of $2,200,000, with the allocation between the types of the awards and the vesting schedules and other terms of the awards generally to be in accordance with the forms of LTIP RSU and LTIP PSU award agreements for senior executives;
(vi)	eligibility to participate in the CIC Severance Plan at the level of a Tier 1 Employee, except applying the definition of “Cause” set forth in the Offer Letter;
(vii)	eligibility to receive cash severance equal to the sum of (a) 200% of then-current base salary and (b) target bonus, in the event that Mr. Lynch is terminated without Cause (as defined in the Offer Letter) or resigns with Good Reason (as defined in the CIC Severance Plan), subject to his execution and non-revocation of a release of claims substantially in the form set forth in the CIC Severance Plan, in which instance he will not be eligible to receive any severance payment under the CIC Severance Plan; and

(viii)	eligibility to receive a prorated bonus for the year in which Mr. Lynch is terminated without Cause (as defined in the Offer Letter), resigns with Good Reason (as defined in the CIC Severance Plan) or ceases to be employed due to death or Disability (as defined in the CIC Severance Plan), with such proration based on the length of time served during such year.
At the Effective Date, the Company intends to enter into an indemnification agreement with Mr. Lynch in substantially the form entered into by the Company with its other senior executives and directors (which form of agreement was previously filed with the SEC as Exhibit 10.12 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-190356)).

Under the terms of the letter agreement dated September 22, 2016, by and between the Company and Mr. Crovitz, at the Effective Date and in connection with the cessation of his role as Interim President and Chief Executive Officer of the Company, Mr. Crovitz will be entitled to receive: (a) immediate vesting of 91,220 RSUs granted to Mr. Crovitz in connection with the appointment to such role; and (b) a prorated cash bonus in an amount equal to 125% of his base salary, with such proration based on his time serving in that role.

The foregoing is only a summary of the arrangements described herein, does not purport to be complete and is qualified in its entirety by reference to the full text of the underlying documents governing such arrangements. The Offer Letter is filed herewith as Exhibit 10.1.

Item 7.01          Regulation FD Disclosure.

On February 15, 2017, the Company issued a press release announcing its plans for Mr. Lynch to join the Company.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	John J. Lynch Offer Letter.

99.1	Press release, dated February 15, 2017.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our appointment of a new President and Chief Executive Officer, the effective date thereof and the continued service of our Interim President and Chief Executive Officer until such time.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date hereof.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained herein.  In addition, even if our results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.
Important factors that could cause our results to vary from expectations include, but are not limited to: changes in state and local education funding and/or related programs, legislation and procurement processes; industry cycles and trends; the rate and state of technological change; changes in product distribution channels and concentration of retailer power; changes in our competitive environment; periods of operating and net losses; our ability to enforce our intellectual property and proprietary rights; risks based on information technology systems; dependence on a small number of print and paper vendors; third-party software and technology development; our ability to identify, complete, or achieve the expected benefits of, acquisitions; increases in our operating costs; exposure to litigation; major disasters or other external threats; contingent liabilities; risks related to our indebtedness; future impairment charges; changes in school district payment practices; a potential increase in the portion of our sales coming from digital sales; risks related to doing business abroad; management changes; the commitments and decisions of the new President and Chief Executive Officer and those of our interim President and Chief Executive Officer; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015 (and our subsequent filings pursuant to the Securities Exchange Act of 1934, as amended). In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.
We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated:  February 15, 2017

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	John J. Lynch Offer Letter.

99.1	Press release, dated February 15, 2017.